UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 6, 2005 (August 30, 2005)

i2 Telecom International, Inc.

(Exact Name of Registrant as Specified in Charter)

Washington	0-27704	91-1426372
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Abernathy Road, Suite 1800, Atlanta, Georgia	30328
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 512-7174

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 30, 2005, Aubrey L. Braswell, a director of the i2 Telecom International, Inc., a Washington corporation (the “Company”), loaned the Company $50,000 (the “Loan”), and the Company issued to Mr. Braswell: (i) a promissory note in principal amount of $50,000 (the “Note”), payable in its entirety on November 30, 2005; and (ii) a three-year warrant to purchase 25,000 shares of the Company’s common stock, exercisable in its entirety on the date of grant at an exercise price of $0.40 per share, subject to adjustment (the “Warrant”). The Warrant was issued in lieu of interest accruing under the Note.

Item 3.02 Unregistered Sale of Equity Securities.

On August 30, 2005, the Company issued the Warrant to Mr. Braswell in connection with the Loan. The Warrant was issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act. The Company based such reliance upon factual representations Mr. Braswell made to the Company regarding his investment intent and sophistication, among other things.

Item 9.01 Financial Statements and Exhibits.

(a)–(b)	Financial Statements of Business Acquired and Pro Forma Financial Information. None.

(c)	Exhibits.

	4.1	Warrant dated August 30, 2005 to purchase 25,000 shares of the Company’s common stock granted to Aubrey L. Braswell .

	99.1	Promissory Note dated August 30, 2005 issued by the Company in favor of Aubrey L. Braswell in principal amount of $50,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

i2 TELECOM INTERNATIONAL, INC.

By:	/s/ Paul R. Arena
Paul R. Arena
Chief Executive Officer

Dated: September 6, 2005

EXHIBIT INDEX

4.1	Warrant dated August 30, 2005 to purchase 25,000 shares of the Company’s common stock granted to Aubrey L. Braswell.

99.1	Promissory Note dated August 30, 2005 issued by the Company in favor of Aubrey L. Braswell in principal amount of $50,000.